As filed with the Securities and Exchange Commission on September
3, 1996
                                  Registration Statement No. 333-





               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM S-8
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ___________________

                   VACATION BREAK U.S.A., INC.
_____________________________________________________________
     (Exact name of registrant as specified in its charter)

               Florida                       59-2581811
     _______________________________    ______________________
     (State or other jurisdiction of    (IRS Employer
     incorporation or organization)     Identification Number)

                     6400 N. Andrews Avenue
                      Park Plaza, Suite 200
                 Fort Lauderdale, Florida 33309
_____________________________________________________________
            (Address of Principal Executive Offices)

 Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended
    Vacation Break U.S.A., Inc. Directors' Stock Option Plan
                    (Full title of the Plans)
                       ___________________

                         Ralph P. Muller
              Chairman and Chief Executive Officer
                   Vacation Break U.S.A., Inc.
                     6400 N. Andrews Avenue
                      Park Plaza, Suite 200
                 Fort Lauderdale, Florida 33309
       ___________________________________________________
             (Name and address of agent for service)

                         (954) 351-8500
  ____________________________________________________________
  (Telephone number, including area code, of agent for service)

                            Copy to:
                       Gary Epstein, Esq.
                  Greenberg, Traurig, Hoffman,
                  Lipoff, Rosen & Quentel, P.A.
                      1221 Brickell Avenue
                      Miami, Florida  33131
                         (305) 579-0500
                       Fax (305) 579-0717


                 CALCULATION OF REGISTRATION FEE




                              Pro-        Pro-
                              posed       posed
Title of            Amount    maximum     maximum
Securities          to be     offering    aggregate    Amount of
to be regis-        regis-    price per   offering     registration
tered               tered     share (1)   price(1)(2)  fee

Common Stock,
 $.01 par value  640,000      $ 5.00 -
                 shares       $9.50        $3,883,000   $1,338.97


__________________

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Computed in accordance with Rule 457(h) on the basis of (i) the actual exercise price of $5.00 for an aggregate of 350,000 options to purchase Common Stock being registered, which have already been granted under the Vacation Break U.S.A., Inc. 1995 Stock Option Plan, as amended (the "1995 Option Plan"),
     (ii) the actual exercise price of $6.50 for an aggregate of 8,000 options to purchase Common Stock being registered, which have already been granted under the Vacation Break U.S.A., Inc. Directors' Stock Option Plan (the "Directors Plan" and together with the 1995 Option Plan, the "Plans") (iii) the actual exercise price of $6.50 for an aggregate of 200,000 options to purchase Common Stock being registered, which have already been granted under the 1995 Option Plan, (iv) the actual exercise price of $10.50 for an aggregate of 2,000 options to purchase Common Stock being registered, which have already been granted under the Directors Plan, and (v) the average of the high and low sale price of the Common Stock on August 29, 1996 with respect to 80,000 shares of Common Stock subject to future grants of options under the Plans.







   PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

          (a)  the Registrant's final prospectus dated December
               21, 1995 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act").

          (b) the Registrant's Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 10-K for the fiscal year ended December 31, 1995, and all other reports filed by the Registrant pursuant to
               Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

          (c) the descriptions of the Registrant's Common Stock and related matters included in the Registrant's Registration Statement on Form 8-A (File No. 0-27270) filed under the Exchange Act, which incorporates by reference the information set forth under the captions "Description of Capital Stock" and "Dividend Policy" in the Registrant's Registration Statement on Form S-1 (File No. 33-92890) filed under the Act, including any amendments to such descriptions in such Registration Statement.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its executive officers and directors to the fullest extent permitted by law either now or hereafter. The Registrant has also entered into an agreement with each of its directors and certain of its officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

          The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida's law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

          At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS

          See "Exhibit Index" on page II-4 below.

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






















                           SIGNATURES

          Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on August 8, 1996.

                                   VACATION BREAK U.S.A., INC.


                                   By:/s/ Ralph P. Muller
                                      Ralph P. Muller, Chairman of
                                      the Board and Chief
                                      Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ralph P. Muller and Kevin M. Sheehan his or her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Act, this Registration
Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature                    Title                    Date


/s/ Ralph P. Muller    Chairman of the Board and    August 8, 1996
Ralph P. Muller        Chief Executive Officer
                       (principal executive
                       officer)

/s/ Kevin M. Sheehan   President and Director       August 8, 1996
Kevin M. Sheehan

/s/ Joyce North        Executive Vice President     August 8, 1996
Joyce North            - Sales and Director

/s/ Henry M. Cairo     Chief Financial Officer and  August 8, 1996
Henry M. Cairo         Chief Operating Officer and
                       Director (principal
                       financial officer
                       and principal accounting
                       officer)

/S/ Richard Adrey      Director                     August 8, 1996
Richard Adrey

/s/ Ronald J. Korn     Director                     August 8, 1996
Ronald J. Korn

/s/ Arthur Weinstein   Director                     August 8, 1996
Arthur Weinstein

                       Director
Allen C. Harper

/s/Michael Kollender   Director                     August 8, 1996
Michael Kollender







































                          EXHIBIT INDEX



Exhibit                                      Sequential
Number                   Description          Page No.

4.1            Registrant's Amended and
               Restated Articles of
               Incorporation(1)

4.2            Registrant's Amended and
               Restated Bylaws(2)

4.3            Registrant's 1995 Stock
               Option Plan, as amended

4.4            Registrant's Directors'
               Stock Option Plan(3)

5.1            Opinion of Greenberg, Traurig,
               Hoffman, Lipoff, Rosen & Quentel,
               P.A.

23.1           Consent of Coopers & Lybrand,
               L.L.P.

23.2           Consent of Greenberg, Traurig,
               Hoffman, Lipoff, Rosen & Quentel,
               P.A. (contained in its opinion
               filed as Exhibit 5.1 hereto)

24.1           Power of Attorney is included in
               the Signatures section of this
               Registration Statement



____________________________

(1) Incorporated by reference to Exhibit 3.1 filed with the Registrant's Registration Statement on Form S-1 (File No. 33-92890).

(2) Incorporated by reference to Exhibit 3.2 filed with the Registrant's Registration Statement on Form S-1 (File No. 33-92890).

(3)  Incorporated by reference to Exhibit A of the Registrant's
     Definitive Proxy Statement on Schedule 14A filed on May 3,
     1996.







































                           EXHIBIT 4.3





















































                   VACATION BREAK U.S.A., INC.
               ___________________________________

                     1995 STOCK OPTION PLAN
              ____________________________________

     1. PURPOSE. The purpose of this Plan is to advance the interests of VACATION BREAK U.S.A., INC., a Florida corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent persons who are key employees and directors of the Company, and upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean the stock option committee appointed by the Board pursuant to Section 13 hereof or, if not appointed, the Board.

          (c)  "Common Stock" shall mean the Company's Common
Stock, par value $0.01 per share.

          (d)  "Director" shall mean a member of the Board.

          (e) "Disinterested Person" shall mean a Director who is not, during the one year prior to his or her service as an administrator of this Plan, or during such service, granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates, except that:

               (i) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person;

               (ii) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 promulgated under the Securities Exchange Act shall not disqualify a Director from being a Disinterested Person; and

               (iii) an election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities, shall not disqualify a Director from being a Disinterested Person.

          (f) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

          (g) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue
Code.

          (h)  "Internal Revenue Code" shall mean the Internal
Revenue Code of 1986, as amended from time to time.

          (i) "Non-Statutory Stock Option" shall mean an Option which is not an Incentive Stock Option.

          (j) "Officer" shall mean the Company's president, principal financial officer, principal accounting officer and any other person who the Company identifies as an "executive officer" for purposes of reports or proxy materials filed by the Company pursuant to the Securities Exchange Act.

          (k) "Option" (when capitalized) shall mean any option granted under this Plan.

          (l) "Optionee" shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

          (m) "Plan" shall mean this Stock Option Plan for the Company.

          (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (o) "Share(s)" shall mean a share or shares of the Common Stock.

     3. SHARES AND OPTIONS. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to Six Hundred Thousand (600,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as deter-mined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the effective date of this Plan.

     4. DOLLAR LIMITATION. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Internal Revenue Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company), exceeds $100,000.

     5.   CONDITIONS FOR GRANT OF OPTIONS.

          (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular employees of the Company (including Officers) and Directors of the Company, as well as consultants and independent contractors. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

          (b) In granting Options, the Committee may take into consideration the contribution the person has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

          (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company.

          (d) Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, Options may not be granted to a Director or Officer unless the grant of such Options is authorized by, and all of the terms of such Options are determined by, a Committee that is appointed in accordance with
Section 13 of this Plan and all of whose members are Disinterested
Persons.

          (e) Notwithstanding any other provision of this Plan, no Options may be granted to Ralph P. Muller, the Company's Chairman of the Board and Chief Executive Officer, under this Plan.

     6. OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

     7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option,
(iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

     8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 8.

          (a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant of the Option.

          (b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable:

               (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that share-holders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

               (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquida-tion or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

               (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

          (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

          (d) Options granted to Officers and Directors shall not be exercisable until the expiration of a period of at least six months following the date of grant.

     9.   TERMINATION OF OPTION PERIOD.

          (a) Unless otherwise determined by the Committee in its sole discretion upon the grant of any Non-Statutory Stock Option, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

               (i) three months after the date on which the Optionee's employment is terminated or, in the case of a Non-Statutory Stock Option, and unless the Committee shall otherwise determine in writing in its sole discretion, the date on which the Optionee's employment is terminated, in either case for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence,
(B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

               (ii) immediately upon the termination of the Optionee's employment for Cause;

               (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Internal Revenue Code
Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or

               (iv) (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or
(B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Sub-
section 9(a)(iii) hereof.

          (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Subsections 8(b)(ii) or (iii) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

     10   ADJUSTMENT OF SHARES.

          (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

               (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

               (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

          (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsections 8(b)(ii) or (iii) hereof.

          (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjust-ment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

          (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitaliza-tions, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

     11. TRANSFERABILITY OF OPTIONS. Each Option shall provide that such Option shall not be transferable by the Optionee other-wise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

     12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

               (ii) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certi-ficates.

     13.  ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Committee, which shall consist of not less than two Directors, each of whom shall be Disinterested Persons to the extent required by Section 5(d) hereof. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

          (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The
Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Internal Revenue Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its subsidiary (as defined in Section 424 of the Internal Revenue Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     15.  INTERPRETATION.

          (a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under section 422 of the Internal Revenue Code. If any provision of the Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

          (b) This Plan shall be governed by the laws of the State of Florida.

          (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     16. AMENDMENT AND DISCONTINUATION OF THE PLAN. Either the Board or the Committee may from time to time amend the Plan or any Option; provided, however, that, except to the extent provided in
Section 10, no such amendment may, without approval by the shareholders of the Company, (a) materially increase the benefits accruing to participants under the Plan, (b) materially increase the number of securities which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided further, that, except to the extent provided in Section 9, no amendment or suspension of the Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

     17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date on which the Board adopts this Plan, and the Plan shall terminate on the 10th anniversary of the effective date.








            AMENDMENT TO VACATION BREAK U.S.A., INC.
                     1995 STOCK OPTION PLAN



     THIS AMENDMENT to the Vacation Break U.S.A., Inc. 1995 Stock
Option Plan is made as of this 8th day of August, 1996 by Vacation Break U.S.A., Inc.


                       W I T N E S S E T H


     WHEREAS, effective as of December 27, 1995, VACATION BREAK
U.S.A., INC. (the "Company") adopted the VACATION BREAK U.S.A.,
INC. 1995 STOCK OPTION PLAN (the "Plan"); and

     WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan in order to provide for, among other things, certain changes in the manner in which options may be exercised by optionees;

     WHEREAS, approval of the Company's shareholders is not required in order to make said amendments to the Plan;

     NOW, THEREFORE, effective as of August 8, 1996, the Plan is hereby amended as follows:

     1.   OPERATIVE AMENDMENTS:

          A. Section 7 of the Plan is hereby deleted in its entirety and the following shall be inserted as new Section 7 of the Plan:

               7.   EXERCISE OF OPTIONS.

                    (a)   An Option shall be deemed exercised
     when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and
     (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements.

                    (b)  Unless further limited by the
     Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. In addition, full payment for any Shares purchased may be effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (i) to the Company designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to satisfy in full the aggregate option price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld in connection with such purchase and (ii) to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction. Additionally, the Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of an Option granted hereunder. If the exercise price is paid in whole or part with an Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.

                    (c)  No Optionee shall be deemed to be a
     holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in
     Section 10 hereof.

               (B) Section 9(a) of the Plan is hereby deleted in its entirety and the following shall be inserted as new Section
9(a) of the Plan:

               9.   TERMINATION OF OPTION PERIOD.

                    (a)  The unexercised portion of any Option
shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                         (i)three months after the date on which
the Optionee's employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee's employment by reason of the Optionee's wilful misconduct or gross negligence, (B) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or (C) death;

                         (ii)immediately upon the termination of
the Optionee's employment for Cause;

                         (iii) twelve months after the date on
which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee;

                         (iv)(A) twelve months after the date of
termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof.

          2. OTHER TERMS AND PROVISIONS. Except as otherwise specifically amended hereunder, all other terms and conditions of the Plan shall remain in full force and effect. Unless otherwise expressly stated herein to the contrary, all capitalized terms used herein shall have the meanings ascribed to them in the Plan.






















                           EXHIBIT 5.1




















































                                   September 3, 1996



Vacation Break U.S.A., Inc.
6400 North Andrews Avenue
Park Plaza, Suite 200
Fort Lauderdale, Florida  33309

Gentlemen:

     We have acted as counsel to Vacation Break U.S.A., Inc., a Florida corporation (the "Company"), and have reviewed the Company's Registration Statement on Form S-8 (the "Registration Statement"), covering an aggregate of 640,000 shares of the Company's authorized but unissued common stock, par value $.01 per share (the "Common Stock"), issuable pursuant to stock options granted pursuant to the Company's 1995 Stock Option Plan, as amended, and Directors' Stock Option Plan (collectively, the "Plans"). It is our opinion that the shares of Common Stock issuable under the Plans, when issued in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,


                              /s/ GREENBERG, TRAURIG, HOFFMAN,
                              LIPOFF, ROSEN & QUENTEL, P.A.


















                          EXHIBIT 23.1






















































               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Vacation Break U.S.A., Inc. on Form S-8 of our report dated March 15, 1996, on our audits of the financial statements and financial statement schedule of Vacation Break U.S.A., Inc. as of and for the year ended December 31, 1995.





Coopers & Lybrand L.L.P.


Ft. Lauderdale, Florida
September 3, 1996